Registration No. 333-
========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               FORD MOTOR COMPANY
             (Exact name of registrant as specified in its charter)

         Delaware                                        38-0549190
 (State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)

         One American Road
         Dearborn, Michigan                                 48126
 (Address of principal executive offices)                (Zip Code)


                      FORD MOTOR COMPANY SAVINGS AND STOCK
                     INVESTMENT PLAN FOR SALARIED EMPLOYEES
                            (Full title of the Plan)

                              J. M. Rintamaki, Esq.
                               Ford Motor Company
                                 P. O. Box 1899
                                One American Road
                          Dearborn, Michigan 48126-1899
                                 (313) 323-2260
 (Name, address and telephone number, including area code, of agent for service)


                                                    CALCULATION OF REGISTRATION FEE

-------------------------- -------------------- ------------------------- ---------------------------- ----------------------
                                                   Proposed maximum           Proposed maximum
Title of securities           Amount to be         offering price per        aggregate offering               Amount of
to be registered              registered*              share**                     price**                 registration fee
-------------------------- -------------------- ------------------------- ---------------------------- ----------------------
Common Stock,                  250,000
$1.00 par value                 shares               $41.9063                    $10,476,575                 $2,765.82
-------------------------- -------------------- ------------------------- ---------------------------- ======================

     *The number of shares being registered represents the maximum number of additional shares not registered heretofore that may be acquired by Fidelity Management Trust Company, as trustee under the Master Trust established as of September 30, 1995, as amended, and as trustee under the Plan, during 2000 and during subsequent years until a new Registration Statement becomes effective.

     **Based on the when issued market price of Common Stock of the Company on June 26, 2000 in accordance with Rule 457(c) under the Securities Act of 1933.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                      FORD MOTOR COMPANY SAVINGS AND STOCK
                     INVESTMENT PLAN FOR SALARIED EMPLOYEES
                             ______________________

           INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

     The contents of Registration Statements Nos. 333-38580, 333-37396, 333-86127, 333-58695, 333-49545, 333-47443, 333-28181, 33-64607, 33-54735,
33-54275,  33-50194,  33-36061,  33-14951 and 2-95020 are incorporated herein by reference.

                              ____________________


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit 4.A  - Ford Motor Company Savings and Stock Investment Plan for Salaried
               Employees (as amended effective January 1, 1997) with amendments through January 26, 2000. Filed as Exhibit 4.A to Registration Statement No. 333-37396 and incorporated herein by reference.

Exhibit 4.B  - Copy of Master Trust Agreement dated as of September 30, 1995 between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed as Exhibit 4.B to Registration Statement No. 33-64605 and incorporated herein by reference.

Exhibit 4.C  - Copy of Amendment dated October 25, 1997 to Master Trust
               Agreement between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed as Exhibit 4.E to Registration Statement No. 333-47443 and incorporated herein by reference.

Exhibit 4.D  - Copy of Amendment dated March 3, 1998 to Master Trust Agreement between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed as Exhibit 4.F to Registration Statement No. 333-58695 and incorporated herein by reference.

Exhibit 5.A  - Opinion of Kathryn S. Lamping, an Assistant Secretary and Counsel
               of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.B  - Copy of Internal Revenue Service determination letter that the
               Plan is qualified under Section 401 of the Internal Revenue Code. Filed as Exhibit 5.B to Registration Statement No. 333-28181 and incorporated herein by reference.

Exhibit 15   - Letter from Independent Certified Public Accountants regarding unaudited interim financial information. Filed with this Registration Statement.

Exhibit 23   - Consent of Independent Certified Public Accountants.  Filed with this Registration Statement.

Exhibit 24.A - Powers of Attorney authorizing signature.  Filed as Exhibit 24.A to Registration Statement No. 333-37396 and incorporated herein by reference.

Exhibit 24.B - Powers of Attorney authorizing signature.  Filed with this registration statement.

Exhibit 24.C - Certified resolutions of Board of Directors authorizing signature
               pursuant to a power of attorney.   Filed as Exhibit 24.B to
               Registration Statement No. 333-37396 and incorporated herein by reference.

                                   SIGNATURES


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 28th day of June, 2000.


                                 FORD MOTOR COMPANY SAVINGS AND STOCK
                                 INVESTMENT PLAN FOR SALARIED EMPLOYEES


                                 By:/s/Sheryl Herrick
                                 -----------------------------------
                                    Sheryl Herrick, Chairperson
                                    Savings and Stock Investment Plan Committee

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 28th day of June, 2000.


             FORD MOTOR COMPANY

                                      By:  Jacques A. Nasser*
                                          -------------------------
                                          (Jacques A. Nasser)
                                          Chief Executive Officer and President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.



Signature                                             Title                                    Date
---------                                             -----                                    ----
                                             Director and President and
                                             Chief Executive Officer
Jacques A. Nasser*                           (principal executive officer)
-----------------------------
(Jacques A. Nasser)


                                             Director, Chairman of the Board and
                                             Chairman of the Environmental and
                                             Public Policy Committee, the Finance
                                             Committee and the Organization
William Clay Ford, Jr.*                      Review and Nominating Committee
-----------------------------
(William Clay Ford, Jr.)                                                                       June 28, 2000



                                             Director and Chairman of the
                                             Compensation and Option
Michael D. Dingman*                          Committee
-----------------------------
(Michael D. Dingman)



Edsel B. Ford II*                            Director
-----------------------------
(Edsel B. Ford II)



William Clay Ford*                           Director
-----------------------------
(William Clay Ford)


                                      -6-

Signature                                             Title                                    Date
---------                                             -----                                    ----

                                             Director and Chairman of
Irvine O. Hockaday, Jr.*                     the Audit Committee
-----------------------------
(Irvine O. Hockaday, Jr.)



Marie-Josee Kravis*                          Director
-----------------------------
(Marie-Josee Kravis)



Ellen R. Marram*                             Director
-----------------------------
(Ellen R. Marram)



Homer A. Neal*                               Director
-----------------------------
(Homer A. Neal)



Jorma J. Ollila*                             Director                                          June 28, 2000
-----------------------------
(Jorma H. Ollila)



Carl E. Reichardt*                           Director
-----------------------------
(Carl E. Reichardt)



Robert E. Rubin*                             Director
-----------------------------
(Robert E. Rubin)



John L. Thornton*                            Director
-----------------------------
(John L. Thornton)


                                             Group Vice President and
                                             Chief Financial Officer
Henry D.G. Wallace*                          (principal financial officer)
-----------------------------
(Henry D.G. Wallace)


                                      -7-

                                             Vice President and Controller
William A. Swift*                            (principal accounting officer)
-----------------------------
(William A. Swift)


*By:/s/K. S. Lamping
-----------------------------
    (K. S. Lamping,
     Attorney-in-Fact)


                                  EXHIBIT INDEX
                                                                                                                    Sequential Page
                                                                                                                     at Which Found
                                                                                                                   (or Incorporated
                                                                                                                      by Reference)
                                                                                                                    ---------------

Exhibit 4.A  -      Ford Motor Company Savings and Stock Investment Plan for Salaried Employees (as
                    amended effective January 1, 1997) with amendments through January 26, 2000.
                    Filed as Exhibit 4.A to Registration Statement No. 333-37396 and incorporated herein by reference.

Exhibit 4.B  -      Copy of Master Trust Agreement dated as of September 30, 1995 between Ford Motor
                    Company and Fidelity Management Trust Company, as Trustee.  Filed as Exhibit 4.B
                    to Registration Statement No. 33-64605 and incorporated herein by reference.

Exhibit 4.C  -      Copy of Amendment dated October 25, 1997 to Master Trust Agreement between Ford
                    Motor Company and Fidelity Management Trust Company, as Trustee.  Filed as Exhibit
                    4.E to Registration Statement No. 333-47443 and incorporated herein by reference.

Exhibit 4.D  -      Copy of Amendment dated March 3, 1998 to Master Trust Agreement between Ford Motor
                    Company and Fidelity Management Trust Company, as Trustee.  Filed as Exhibit 4.F to
                    Registration Statement No. 333-58695 and incorporated herein by reference.

Exhibit 5.A  -      Opinion of Kathryn S. Lamping, an Assistant Secretary and Counsel of Ford Motor
                    Company, with respect to the legality of the securities being registered hereunder.
                    Filed with this Registration Statement.

Exhibit 5.B  -      Copy of Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code.  Filed as Exhibit 5.B to Registration
                    Statement No. 333-28181 and incorporated herein by reference.

Exhibit 15   -      Letter from Independent Certified Public Accountants regarding unaudited interim financial information.  Filed with this Registration Statement.

Exhibit 23   -      Consent of Independent Certified Public Accountants.  Filed with this Registration
                    Statement.

Exhibit 24.A -      Powers of Attorney authorizing signature.  Filed as Exhibit 24.A to Registration
                    Statement No. 333-37396 and incorporated herein by reference.

                                      -9-

Exhibit 24.B -      Powers of Attorney authorizing signature.  Filed with this registration statement.

Exhibit 24.C -      Certified resolutions of Board of Directors authorizing signature pursuant to a power
                    of attorney.   Filed as Exhibit 24.B to Registration Statement No. 333-37396 and
                    incorporated herein by reference.
